Exhibit 99.1

Bureau of Land Management Extends Draft Environmental Impact Statement Comment Period for the Ambler Road

VANCOUVER, Sept. 30, 2019 /CNW/ - Trilogy Metals Inc. (TSX/NYSE American: TMQ) ("Trilogy Metals", "Trilogy" or the "Company") reports that the United States Bureau of Land Management ("BLM") announced that it has extended the comment period for the proposed Ambler Mining District Industrial Access Project ("AMDIAP") Draft Environmental Impact Statement (EIS) from 45 to 60 days, moving the deadline to October 29, 2019.

According to the BLM, the extension was provided in recognition of subsistence/hunting season and the number of interested communities in the region, and public meetings remain on schedule. Once the comment period has ended, the BLM will then review the comments and complete the final EIS.

Ambler Mining District Industrial Access Project

On August 23, 2019 the BLM, which is the lead agency for the permitting of the AMDIAP, completed the draft EIS which has been posted on the BLM website (see below). Also, the National Park Service ("NPS"), which is a cooperating agency, completed and posted the Environmental and Economic Analysis ("EEA") on the NPS website. The EEA will evaluate the two alternative routes for the AMDIAP – the shortest overall AMDIAP route and the shortest route across the NPS preserve lands.

For more information on the draft EIS please visit the BLM website at https://www.blm.gov/alaska. For more information on the EEA please visit the NPS website  at https://www.nps.gov/gaar/learn/management/ambler-row.htm.

Jim Gowans, Interim President and CEO of Trilogy Metals commented, "We welcome the extension of the comment period for the AMDIAP draft EIS given that we believe that it is imperative for all stakeholders to have an opportunity to have input into this project which is expected to make a significant positive economic impact for the people of northwest Alaska. Furthermore, it is important that this process be done in a way that seen as transparent and fair for all citizens of Alaska. I am highly confident that the final EIS will be completed within the next few months."

About Trilogy Metals

Trilogy Metals Inc. is a metals exploration and development company focused on exploring and developing the Ambler mining district located in northwestern Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic volcanogenic massive sulphide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within the Company's land package that spans approximately 143,000 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, the anticipated timing of the Final EIS and the BLM and EEA review processes are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving our assumptions with respect to the likelihood and timing of the AMDIAP review process; the need for cooperation of government agencies and native groups in the development and construction of the access road; the need to obtain permits and governmental approvals; and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2018 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

SOURCE Trilogy Metals Inc.

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%CIK: 0001543418

For further information: Company Contact: Patrick Donnelly, Vice President, Corporate Communications & Development, patrick.donnelly@trilogymetals.com, 604-630-3569, 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 06:30e 30-SEP-19